FORM

Dated as of April __, 2009

Amendment No. 1 to Agreement and Plan of Reorganization, dated as of March 13, 2009, by and among KBL Healthcare Acquisition Corp. III (“KBL”), PRWT Services, Inc. (“PRWT”), PRWT Merger Sub, Inc. and all of the Stockholders of PRWT (the “Merger Agreement”)

Reference is hereby made to the Merger Agreement.  Capitalized terms used herein but not otherwise defined have the respective meanings given to such terms in the Merger Agreement.  The Merger Agreement is hereby modified and amended as follows:

1.
Notwithstanding anything to the contrary contained in the Merger Agreement, it is hereby acknowledged and agreed that (a) KBL, and not the Merger Sub, shall be the surviving corporation in the Merger, (b) the articles of incorporation and bylaws of KBL shall be the articles and bylaws of such surviving corporation and, (c) as soon as practicable following consummation of the Merger, such surviving corporation shall be merged into New Pubco by means of a merger in accordance with the PBCL.  Accordingly, all sections of the Merger Agreement, including but not limited to Sections 1.1 and 1.4 are hereby deemed modified solely to give effect to the foregoing.

2.
Notwithstanding anything in Section 6.3(j) of the Merger Agreement to the contrary, KBL hereby acknowledges and agrees that following Closing, Thomas A. Leonard, James Dobrowski and Ernest Argesto shall be permitted to continue to own their direct interest in US Facilities, Inc.  KBL hereby acknowledges and agrees that notwithstanding the terms of Section 6.3(j) of the Merger Agreement, such ownership in US Facilities, Inc. by Messrs. Leonard, Dobrowolski and Argesto shall not constitute a failure to satisfy the condition set forth in Section 6.3(j) of the Merger Agreement.  Nothing herein shall be deemed a waiver of the requirements of Section 6.3(l) of the Merger Agreement.

3.	Section 1.7(a) is restated in its entirety as follows:

“The term “Net Debt” shall mean PRWT’s combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts excluding any costs or expenses incurred by PRWT or any subsidiary thereof in initially implementing and establishing compliance with the Sarbanes-Oxley Act of 2002 or other similar rules and regulations, less PRWT’s combined consolidated cash and cash equivalents, including all short-term money market instruments and treasury bills and similar instruments, and amounts, if any, paid by PRWT, for the purchase by it of KBL warrants or KBL common stock made or made pursuant to agreements executed, prior to the consummation of the Merger (and the reasonable expenses incurred by PRWT in connection with such securities purchases, if any).  From the date hereof through the Closing, PRWT shall service all indebtedness, payables and receivables in the ordinary course of business, consistent with past practice.”

4.	The second sentence of Section 5.1(a) is hereby restated as follows:

“The Pubco Plan shall provide that an aggregate of no less than 2,300,000 shares of PRWT Common Stock shall be reserved for issuance pursuant to the Pubco Plan.”

Further, all references in the Agreement to the Pubco Plan citing 2,500,000 shares shall be deemed to mean 2,300,000 shares.

5.	Section 6.3(m) is hereby added to Article VI as follows:

“No Other Stockholder Rights Agreements.  Any and all stockholder agreements or investor rights agreements or similar agreements or arrangements relating to PRWT, if any, shall have been terminated prior to consummation of the Merger.

6.	This Amendment shall be deemed part of the Merger Agreement and the Merger Agreement shall continue in full force and effect as modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the date first written above.

KBL HEALTHCARE ACQUISITION CORP. III

By:

PRWT MERGER SUB, INC.

By:

PRWT SERVICES, INC.

By:

EACH STOCKHOLDER HAS EXECUTED THE FOLLOWING SIGNATURE PAGE

By his, her or its execution of this Amendment No. 1, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Amendment No. 1 and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Amendment No. 1.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

Signature

Name:	Each Stockholder of PRWT

Address: